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EXHIBIT 21

SUBSIDIARIES OF FIRSTSERVICE CORPORATION

Name of subsidiary	Percentage owned by Registrant(1)	Jurisdiction of incorporation
American Pool Enterprises, Inc.(2)	87.50%	Delaware
BDP Business Data Services, Ltd.	86.00%	Ontario
BLW, Inc. (d/b/a Security Services and Technologies ("SST"))(3)	82.90%	Pennsylvania
DDS Distribution Services, Ltd.(4)	87.50%	Ontario
Dickinson Management, Inc.	80.00%	Florida
FirstService (U.S.A.), Inc.	100.00%	Delaware
FirstService (U.S.A.) Security Holdings Inc.	100.00%	Delaware
FirstService Continental Inc.	100.00%	Florida
FirstService Delaware, LLC	87.10%	Delaware
FirstService Delaware, LP	87.10%	Delaware
FirstService Financial Inc.	100.00%	Pennsylvania
FirstService GP, Inc.	100.00%	Ontario
FirstService Nova Scotia Corp.	87.10%	Nova Scotia
FirstService Watts Ltd.	100.00%	Ontario
Greenspace Services Ltd.(5)	90.00%	Ontario
Intercon Security Ltd.(6)	100.00%	Ontario
Prime Management Group, Inc.(7)	100.00%	Florida
Rossmar & Graham Community Association Management, Inc.	100.00%	Arizona
Superior Pool, Spa and Leisure Ltd.	65.00%	Ontario
The Continental Group, Inc.	87.30%	Florida
The Continental Group, Ltd.(8)	87.30%	Florida
The Franchise Company, Inc.(9)	82.60%	Ontario
The Wentworth Group, Inc.(10)	90.29%	Pennsylvania
Watts Communications Inc.	97.60%	Ontario
Watts NCH Promotional Services Ltd.	100.00%	Ontario

Notes

(1)
As of May 9, 2003. The percentage of each subsidiary not owned by the Registrant is owned by operating management of each respective subsidiary.

(2)
American Pool Enterprises, Inc. has 23 wholly owned subsidiaries.

(3)
SST has 1 wholly owned and 1 non-wholly owned subsidiary.

(4)
DDS Distribution Services, Ltd. has 14 wholly owned subsidiaries.

(5)
Greenspace Services Ltd. has 2 wholly owned subsidiaries.

(6)
Intercon Security Ltd. has 4 wholly owned subsidiaries.

(7)
Prime Management Group, Inc. has 4 wholly owned subsidiaries.

(8)
The Continental Group, Ltd. has 5 wholly owned subsidiaries.

(9)
The Franchise Company, Inc. has 11 wholly owned subsidiaries and 5 non-wholly owned subsidiaries.

(10)
The Wentworth Group, Inc. has 8 wholly owned subsidiaries and 3 non-wholly owned subsidiaries.

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EXHIBIT 21 SUBSIDIARIES OF FIRSTSERVICE CORPORATION